Exhibit 23.3

CONSENT OF NETHERLAND, SEWELL & ASSOCIATES, INC.

We hereby consent to the inclusion in the Amendment No. 1 to Form 10-KSB of Gulfport Energy Corporation for 2004, of our report dated March 18, 2005 on oil and gas reserves of Gulfport Energy Corporation and its subsidiaries.

NETHERLAND, SEWELL & ASSOCIATES, INC.

/s/ Danny D. Simmons
By:	_______________________________
Danny D. Simmons
Executive Vice President

Houston, Texas
September 1, 2005